Exhibit 4.3

Execution Version

This SUPPLEMENT, BORROWER ASSUMPTION AND TECHNICAL AMENDMENT, dated as of January 19, 2024 (this “Supplement”), is provided pursuant to that certain Revolving Syndicated Facility Agreement, dated as of November 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of this Supplement, the “Credit Agreement”), by and among JBS USA LUX S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company” or the “Lux Borrower”), JBS USA FOOD COMPANY, a Delaware corporation (the “U.S. Borrower”), JBS USA FINANCE, INC., a Delaware corporation (the “U.S. Finance Borrower”), JBS AUSTRALIA PTY LIMITED, a proprietary company limited by shares incorporated in Queensland, Australia (the “Australian Borrower”), and JBS FOOD CANADA ULC, an unlimited liability company existing under the laws of the Province of Alberta, Canada (the “Canadian Borrower”), the other Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto and BANK OF MONTREAL (“BMO”), as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Lux Borrower has merged into JBS USA Holding Lux S.à r.l, a Luxembourg private limited liability company (société à responabilité limitée) with registered address at 21 avenue de la Gare, L-1611, Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the “RCS”) (the “JBS USA Holding”) (such merger, the “Merger”). JBS USA Holding is a Parent Guarantor under the Credit Agreement;

WHEREAS, in accordance with Section 1.11 of the Credit Agreement (including the definition of “New Borrower Requirements”) (i) JBS USA Holding wishes to assume all the obligations of the Lux Borrower under the Credit Agreement and the other Loan Documents to which the Lux Borrower is a party (such assumption, the “Borrower Substitution”) and (ii) JBS USA Holding and the other Loan Parties wish to reaffirm their respective Obligations under the Credit Agreement and the other Loan Documents to which they are a party;

WHEREAS, in accordance with Section 9.02(c) of the Credit Agreement, the Administrative Agent and the Company may amend the Credit Agreement in order to implement any necessary or desirable technical change, which amendment becomes effective if such amendment is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of a copy of such amendment to the Lenders;

NOW, THEREFORE, JBS USA Holding and, solely with respect to Section 7 below, the other Loan Parties, for the benefit of the Administrative Agent and the Lenders, hereby agree as follows:

SECTION 1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2 Assumption of Obligations and Reaffirmation.

(a) JBS USA Holding hereby acknowledges, agrees and confirms that, by its execution of this Supplement, JBS USA Holding expressly assumes all of the obligations of the Lux Borrower under the Credit Agreement and the other Loan Documents to which the Lux Borrower is a party, and will, from and after the Effective Date, be deemed to be the Lux Borrower under the Credit Agreement and the other Loan Documents and a “Substituted Lux Company” for all purposes of the Credit Agreement and the Loan Documents and all references to the Lux Borrower in the Credit Agreement and the other Loan Documents shall be deemed to refer to JBS USA Holding, and JBS USA Holding shall have all of the obligations of the Lux Borrower thereunder as if it had executed the Credit Agreement as the Lux Borrower.

(b) JBS USA Holding hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to it as the Lux Borrower, including without limitation (a) all of the representations and warranties of the Lux Borrower set forth in Article 3 of the Credit Agreement and (b) all of the covenants set forth in Articles 5 and 6 of the Credit Agreement applicable to the Lux Borrower. Without limiting the generality of the foregoing, JBS USA Holding hereby unconditionally agrees, in accordance with the Credit Agreement, to promptly pay and perform the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), and at all times thereafter, strictly in accordance with the terms thereof and agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), JBS USA Holding will, together with the other Loan Parties, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension.

SECTION 3 Technical Amendment.

(a) Subject to the terms and conditions set forth herein, the Administrative Agent and the Company agree that, as of the Effective Date (after giving effect to the satisfaction of the conditions set forth in Section 4 hereof and the assumption and reaffirmation set forth in Section 2 hereof), the occurrence of the consummation of the Merger prior to the Borrower Substitution shall be deemed to have complied with the applicable requirements of the Credit Agreement.

SECTION 4 Effectiveness This Supplement shall become effective as of the date (the “Effective Date”) on which the following conditions have been satisfied:

(a) the Administrative Agent shall have received an executed counterpart of this Supplement delivered by (i) each Loan Party and (ii) the Administrative Agent;

(b) the Administrative Agent shall not have received an objection in writing from the Required Lenders within five (5) Business Days from the date that a copy of this Supplement is provided to the Lenders;

(c) the merger of the Lux Borrower with and into JBS USA Holding, with JBS USA Holding as the surviving entity, shall have been consummated;

(d) the Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders as of the Effective Date and dated the Effective Date) of White & Case LLP, as U.S. counsel and White & Case S.à r.l as Luxembourg counsel to JBS USA Holding;

(e) the Administrative Agent shall have received in respect of JBS USA Holding, a customary secretary’s certificate of JBS USA Holding, dated the Effective Date, with customary attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent; and

(f)   the Company shall have delivered to the Administrative Agent an officer’s certificate as to Sections 1.11(a), 1.11(d) and 1.11(f) of the Credit Agreement, and stating that the substitution contemplated by this Supplement complies with the Credit Agreement (including clauses (i) through (vi) of the definition of “New Borrower Requirements” and Section 6.03(a) of the Credit Agreement).

SECTION 5 Effect of Supplement (a) Except as expressly set forth herein, this Supplement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as supplemented hereby. This Supplement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6 General (a) GOVERNING LAW. THIS SUPPLEMENT, AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS SUPPLEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) Jurisdiction; Venue; WAIVER OF JURY TRIAL. Sections 9.09(b), (c) and (d) and Section 9.10 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(c) Counterparts. Section 9.06 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d) Headings. The headings of this Supplement are used for convenience of reference only, are not part of this Supplement and shall not affect the construction of, or be taken into consideration in interpreting, this Supplement.

SECTION 7 Reaffirmation of Guarantee (a) Each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (a) acknowledges and consents to the substitution of JBS USA Holding as the “Lux Borrower” under the Credit Agreement, (b) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Credit Agreement (as modified by this Supplement, including the substitution of JBS USA Holding as the “Lux Borrower” under the Credit Agreement), and (c) ratifies and confirms that (i) any and all Loan Documents to which it is a party and (ii) its respective guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, in each case, remain in full force and effect notwithstanding the effectiveness of this Supplement. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Credit Agreement (as modified by this Supplement, including the substitution of JBS USA Holding as the “Lux Borrower” under the Credit Agreement) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

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IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officer as of the day and year first above written.

JBS USA HOLDING LUX S.À R.L.

By:
Name:
Title:

JBS USA FOOD COMPANY

By:
Name:
Title:

JBS FOOD CANADA ULC

By:
Name:
Title:

JBS S.A.

By:
Name:
Title:

JBS GLOBAL LUXEMBOURG S.À R.L.

By:
Name:
Title:

JBS HOLDING LUXEMBOURG S.À R.L.

By:
Name:
Title:

[Signature Page to Supplement and Borrower Assumption]

JBS AUSTRALIA PTY LIMITED

By:
Name:
Title:

[Signature Page to Supplement and Borrower Assumption]

Executed by JBS GLOBAL MEAT HOLDINGS PTY LTD (ACN 050 207 960) in accordance with section 127 of the Corporations Act 2001:

Director/company secretary	Director

Name of director/company secretary	Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

[Signature Page to Supplement and Borrower Assumption]

Acknowledged and agreed as of the date first written above:

BANK OF MONTREAL,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Supplement and Borrower Assumption]